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                                                                    Exhibit 99.2


                       [VLASIC FOODS INTERNATIONAL LOGO]


                                                         CONTACT: David Pauker
                                                                  (856) 969-7100


                VLASIC FOODS' TO FILE A BANKRUPTCY PLAN WITH THE
                       BANKRUPTCY COURT WITHIN TWO WEEKS



         CHERRY HILL, NJ - MAY 31, 2001 -- Vlasic Foods International (OTC Bulletin Board: VLFIQ), which is a debtor-in possession under Chapter 11 of the
U. S. Bankruptcy Code, previously announced that on May 22, 2001 it consummated the sale of its U.S. businesses to Pinnacle Foods Corporation. Vlasic expects to file a bankruptcy plan with the United States Bankruptcy Court in Wilmington, Delaware within two weeks. The company previously announced that its bankruptcy plan would provide for a distribution to unsecured creditors. However, as proceeds of asset sales are not sufficient to pay creditors in full, the bankruptcy plan will not provide for any distributions to holders of Vlasic common stock.


FORWARD LOOKING STATEMENT

This release contains certain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company believes the assumptions underlying the forward-looking statements, including those relating to planned divestitures, financial
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restructuring, financing, and the strategic review process are reasonable.
However, any of the assumptions could be inaccurate, and therefore there can be no assurance that the forward-looking statements contained in this release will prove to be accurate. Additional information that could cause actual results to vary materially from the results anticipated may be found in the Company's most recent Form 10-K and other reports filed with the Securities Exchange Commission. Furthermore, the Company disclaims any obligation or intent to update any such factors or forward-looking statements to disclaim future events and developments.